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                                                                       EXHIBIT 4

                           FIRST FEDERAL CAPITAL CORP

                        2002 DIRECTORS' STOCK OPTION PLAN

                                    ARTICLE I

                            ESTABLISHMENT OF THE PLAN

         First Federal Capital Corp (the "Company") hereby establishes this 2002 Directors' Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                   ARTICLE II

                               PURPOSE OF THE PLAN

         The purpose of this Plan is to maintain and contribute to further improvement of the growth and profitability of the Company by attracting and retaining qualified non-employee directors to the Company and its principal banking subsidiary, First Federal Savings Bank La Crosse-Madison (the "Bank") and current or future affiliates of the Company and the Bank, and providing such directors with a proprietary interest in the Company through non-discretionary and discretionary grants of non-qualified stock options (an "Option" or "Options").

                                   ARTICLE III

                           ADMINISTRATION OF THE PLAN

         3.01 ADMINISTRATION. This Plan shall be administered by the entire Board of Directors of the Company (the "Board"). The Board shall have the power, subject to and within the limits of the express provisions of this Plan, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to this Plan. The Board also shall have the authority to interpret the Plan, and all such interpretations shall be conclusive and binding.

         3.02 COMPLIANCE WITH LAW AND REGULATIONS. All Options granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise or issuance would be contrary to applicable laws and regulations.

         3.03 RESTRICTIONS ON TRANSFER. The Company may place a legend upon any certificate representing shares acquired pursuant to an Option granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

                                   ARTICLE IV

                                   ELIGIBILITY

Options shall be granted pursuant to the terms hereof to each director of the Company or the Bank who is not an employee of the Company or any subsidiary of the Company ("non-employee director"). Unless specifically authorized by the Board, honorary directors, advisory directors or directors emeritus of the Company or the Bank shall not be entitled to receive Options hereunder. Options (discretionary or non-discretionary) also may be granted


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         to non-employee directors of any current or future subsidiary or majority-owned affiliate of the Company or the Bank if so designated by the Board.

                                    ARTICLE V

                        COMMON STOCK COVERED BY THE PLAN

         5.01 OPTION SHARES. The aggregate number of shares of common stock of the Company, par value $.10 per share ("Common Stock"), which may be issued pursuant to this Plan, subject to adjustment as provided in Article VIII, shall be 398,000. None of such shares shall be the subject of more than one Option at any time, but if an Option as to any shares is surrendered before exercise or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of remaining shares covered thereby shall again become available for grant under the Plan as if no Options had been previously granted with respect to such shares.

         5.02 SOURCE OF SHARES. The shares of Common Stock issued under this Plan may be authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources for use under the Plan.

                                   ARTICLE VI

                                  OPTION GRANTS

         6.01 GRANTS.

                  (a) Non-discretionary Grants. Each non-employee director of the Company who is nominated by the Board to serve as director and is subsequently elected or reelected to the Board of Directors of the Company by shareholders of the Company shall receive an Option to purchase 8,800 shares of Common Stock as of the date of such election or reelection. Each non-employee director of the Bank (who also is not a director of the Company) who is elected or reelected to the Board of Directors of the Bank shall receive an Option to purchase 8,800 shares of Common Stock as of the date of such election or reelection; provided that such non-employee Bank director shall only receive a non-discretionary option grant every three years notwithstanding his or her annual election to the Bank board by the Company as the sole shareholder of the Bank.

                  (b) Discretionary Grants. The Board also shall have the authority to make discretionary Option grants hereunder. Pursuant to such authority, the Board may make a discretionary Option grant to a director of the Company appointed by the Board to fill a vacancy on the Board at the time he or she is so appointed, and in such event, the Board may assess, in its sole discretion, whether or not such individual is eligible to receive a non-discretionary grant in the event he or she is subsequently elected by shareholders of the Company at the next subsequent Annual Meeting of Shareholders of the Company.

         6.02 ALLOCATION OF GRANTS. If, on any date on which non-discretionary Options are to be granted pursuant to this Plan, the number of shares of Common Stock remaining available under this Plan (after taking into account both shares theretofore sold or issued and shares subject to issuance upon exercise of outstanding Options) is insufficient for the grant of Options to purchase the entire number of shares specified above, then Options to purchase a proportionate amount of such available number of shares (rounded down to the greatest number of whole shares) shall be granted to each non-employee director entitled to receive an Option on such date.

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                                   ARTICLE VII

                                  OPTION TERMS

         Each Option granted hereunder shall be on the following terms and conditions:

         7.01 OPTION AGREEMENT. The proper officers of the Company and each Optionee shall execute an Option Agreement, which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, and such other terms, conditions, and provisions as are appropriate, provided that they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Option Agreement.

         7.02 OPTION EXERCISE PRICE. The per share exercise price at which the shares of Common Stock may be purchased upon exercise of an Option granted pursuant to Section 6.01 hereof shall be equal to the greater of (i) the par value of a share of Common Stock or (ii) the Fair Market Value of a share of Common Stock as of the date of grant. For purposes of this Plan, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low ask prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Board.

         7.03  VESTING AND EXERCISE OF OPTIONS.

                  (a) Non-discretionary Option grants made pursuant to Article VI, Section 6.01(a) shall be immediately vested and exercisable on the date of grant.

                  (b) Discretionary Option grants made pursuant to Article VI,
         Section 6.01(b) shall be vested and exercisable as determined by the Board.

         7.04  DURATION OF OPTIONS.

                  (a) Non-Discretionary Grants.

                           (i) Each Option or portion thereof shall be exercisable at any time on or after the date of grant until the earlier of (i) ten (10) years after the date of grant or (ii) the third annual anniversary of the date on which the Optionee ceases to be a non-employee director.

                           (ii) If an Optionee dies while serving as a non-employee director or within the three (3) years following the date on which the Optionee ceases to be a non-employee director without having fully exercised his Options, the Optionee's executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following his death, to exercise such Options, provided that no Option shall be exercisable more than ten (10) years from the date it was granted.

                  (b) Discretionary Grants. Each Option or portion thereof shall be exercisable at any time on or after the date of grant until such date specified in the Option Agreement. The period of exercise applicable in the event of a death of a non-employee director shall be as specified in the Option Agreement; however, if an exercise period is not so designated, the exercise period shall be as noted for non-discretionary grants in Section 7.04(a)(ii).

                  (c) Removal for Cause. Any and all Options granted to a non-employee director who is removed for cause pursuant to the Company's or the Bank's respective Articles of Incorporation/Charter and Bylaws shall terminate as of the effective date of such removal.


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         7.05  LIMITED TRANSFERABILITY.

         Each Option granted hereunder may be exercised only during the Optionee's lifetime by the Optionee or the Optionee's guardian or legal representative or by a permissible transferee. Options shall be transferable by Optionees pursuant to the laws of descent and distribution upon an Optionee's death, and during an Optionee's lifetime, options shall be transferable by Optionees to members of their immediate family, trusts for the benefit of members of their immediate family and charitable institutions ("permissible transferees"), to the extent permitted under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and subject to federal and state securities laws. The term "immediate family" shall mean any child, step-child, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

         7.06 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Option Agreement provided for in Section 7.01.

         7.07 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of an Option shall be made to the Company upon exercise of the Option. Payment for shares may be made by the Optionee in cash or by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, or any combination of the foregoing. The Optionee may make deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of shares.

         7.08 VOTING AND DIVIDEND RIGHTS. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded in the Company's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

                                  ARTICLE VIII

                         ADJUSTMENT FOR CAPITAL CHANGES

         8.01 CAPITAL CHANGES GENERALLY. The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Option relates and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company (collectively, "Capital Changes"). The Board may, in its discretion, adjust the number of shares to be subject to future non-discretionary Option grants as set forth in Article VI, Section 6.01(a) in the event of a Capital Change; however, the number of shares so designated shall not automatically be adjusted as a result of a Capital Change. Notwithstanding the foregoing, all outstanding non-discretionary Option grants at the time of a Capital Change shall be proportionately adjusted as provided herein.

         8.02 EXTRAORDINARY CAPITAL CHANGES. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Company ("Change-in-Control"), the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each recipient of an Option shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such Optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.


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                                   ARTICLE IX

                      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, by resolution, at any time terminate, amend or revise the Plan with respect to any shares of Common Stock as to which Options have not been granted, and the Board may determine that stockholder approval for any amendment to this Plan may be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under this Plan as specifically authorized herein.

                                    ARTICLE X

                        RIGHTS TO CONTINUE AS A DIRECTOR

         Neither the Plan nor the grant of any Options hereunder nor any action taken by the Board in connection with the Plan shall create any right on the part of any non-employee director of the Company or the Bank to continue as such.

                                   ARTICLE XI

                                   WITHHOLDING

         The Company may withhold from any cash payment or Common Stock distribution made under this Plan sufficient amounts to cover any applicable withholding and employment taxes.

                                   ARTICLE XII

                          EFFECTIVE DATE OF PLAN; TERM

         12.01 EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on January 22, 2002 the date on which this Plan was adopted by the Board of Directors of the Company ("Effective Date"), and Options may be granted hereunder on or after the Effective Date and prior to termination of the Plan, provided that no shares of Common Stock may be issued pursuant to this Plan unless this Plan is approved by a vote of the holders of a majority of the outstanding voting shares of the Company at a meeting of shareholders of the Company held within twelve (12) months following the Effective Date.

         12.02 TERM OF PLAN. Unless sooner terminated, this Plan shall remain in effect for a period of twenty (20) years, ending on the twentieth anniversary of the Effective Date. Termination of the Plan shall not effect any Options previously granted under the Plan and such Options shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.01 GOVERNING LAW. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Wisconsin.

         13.02 PRONOUNS. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.



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